UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):June 5, 2019

Progenics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 47th Floor, New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 975-2500

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0013	PGNX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.             Unregistered Sales of Equity Securities.

As previously disclosed on the Current Report on Form 8-K filed by Progenics Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission on January 22, 2013, the Stock Purchase and Sale Agreement originally entered into by the Company, former stockholders of Molecular Insight Pharmaceuticals, Inc. (“MIP”), MIP, and Highland Capital Management, L.P., as stockholders’ representative, on January 16, 2013 (the “MIP Purchase Agreement”) provided for the Company to make certain milestone payments to the former stockholders of MIP upon achieving specified commercialization events, including the first commercial sale of AZEDRA. On June 5, 2019, the Company, in connection with the Company’s first commercial sale of AZEDRA, issued 1,632,120 shares of the Company’s common stock to former stockholders of MIP in a transaction exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The exemption from the registration requirements of the Securities Act was based on certain conventional representations provided by the former stockholders of MIP, including that each of the former stockholders of MIP qualifies as an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ Patrick Fabbio
Patrick Fabbio
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: June 5, 2019